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                                                                       EXHIBIT 4

COMMON STOCK                                           COMMON STOCK
NO PAR VALUE                                 SEE REVERSE FOR CERTAIN DEFINITIONS
                                                       CUSIP __________

                            ROCKVILLE FINANCIAL, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF CONNECTICUT

THIS CERTIFIES THAT

                                    SPECIMEN

is the owner of:

  FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK NO PAR VALUE PER SHARE OF
                            ROCKVILLE FINANCIAL, INC.

The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof assents.

      This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or any other government agency.

            IN WITNESS WHEREOF, Rockville Financial, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:                               [SEAL]

            President and                                              Secretary
            Chief Executive Officer

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                            ROCKVILLE FINANCIAL, INC.

      The shares represented by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that, upon the effective date of the reorganization of Rockville Bank (the "Bank") as a subsidiary of the Corporation and for a period of five years thereafter, no person shall, directly or indirectly, offer to acquire or acquire the beneficial ownership of more than 10% of the Corporation's outstanding common stock or securities convertible into or exercisable for common stock of the Corporation which, if converted or exercised, would result in beneficial ownership of more than 10% of the Corporation's outstanding common stock (the "10% Limit"). The shares represented by this certificate are also subject to a limitation contained in the Certificate of Incorporation to the effect that, in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of the 10% Limit in contravention of the provisions of the preceding sentence be entitled to any vote or be permitted to vote in respect of shares held in excess of the 10% Limit.

      The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of preferred stock in series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

      The shares represented by this certificate may not be cumulatively voted on any matter. The affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, shall be required to approve certain business combinations and other transactions, pursuant to the Certificate of Incorporation, or to amend certain provisions of the Certificate of Incorporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common   UNIF GIFTS MIN ACT - ________ custodian _______
                                                        (Cust)           (Minor)

TEN ENT - as tenants by the entireties     under Uniform Gifts to Minors Act
                                           ----------------------------------
                                                         (State)

JT TEN - as joint tenants with right of
            survivorship and not as tenants
            in common

     Additional abbreviations may also be used though not in the above list.

For value received, _________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFICATION NUMBER OF ASSIGNEE

________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

__________________________________________________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

DATED __________________________        ________________________________________
                                        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                        MUST CORRESPOND WITH THE NAME AS WRITTEN
                                        UPON THE FACE OF THE CERTIFICATE IN
                                        EVERY PARTICULAR  WITHOUT ALTERATION OR
                                        ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED:   ___________________________________________
                        THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                        ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                        STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                        AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                        APPROVED SIGNATURE GUARANTEE MEDALLION
                        PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15